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        SECURITIES AND EXCHANGE COMMISSION
            Washington, D.C.  20549

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                    FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  July 29, 1997
(Date of Earliest Event Reported:  July 17, 1997)

       FIRST OF MICHIGAN CAPITAL CORPORATION
  (State or Other Jurisdiction of Incorporation)

	1-7467                    13-2780197
	(Commission File Number)  (I.R.S. Employer
	                          Identification Number)

	100 Renaissance Center
	26th Floor
	Detroit, Michigan         48243
	(Address of Principal     (Zip Code)
	Executive Offices)


(313) 259-2600
(Registrant's Telephone Number, Including Area Code)

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Item 1.	Change in Control of the Registrant.

		On July 17, 1997, FMCC Acquisition Corp., a
Delaware corporation ("Purchaser") and an indirect wholly owned subsidiary of Fahnestock Viner Holdings Inc., an Ontario corporation ("Holdings"), accepted for payment all tendered shares of common stock, par value $.10 per share (the "Common Stock"), of First of Michigan Capital Corporation, a Delaware corporation (the "Company"), following the expiration at 12:00 Midnight, New York City time, on July 16, 1997 of its tender offer (the "Offer") for all outstanding shares of Common Stock at a price of $15.00 per share net to seller in cash. The Common Stock is the only outstanding class of capital stock of the Company.

		Upon acceptance and payment for the shares of Common Stock tendered pursuant to the Offer, Holdings became the indirect beneficial owner of 2,491,079 shares or approximately 99.7% of the total number of shares of Common Stock then outstanding. Included in this number are the aggregate 1,418,351 shares of Common Stock subject to the Securities Purchase Agreement dated as of June 11, 1997, as amended (the "Purchase Agreement"), between Purchaser and 1888 Limited Partnership ("1888") and DST Systems Inc. ("DST"), which were tendered into the Offer pursuant to the Purchase Agreement. At the time the Purchase Agreement was originally entered into, 1888 and DST were the beneficial owners of approximately 31.2% and 25.7% of the then outstanding shares of Common Stock of the Company.

		Albert G. Lowenthal ("Lowenthal") is the beneficial owner (through a corporation that is wholly owned by Lowenthal, Phase II Financial Limited, an Ontario corporation) of 50.2% of the outstanding Class B voting stock of Holdings. The Class B voting stock of Holdings is the only class of voting securities of Holdings. As a result of the foregoing, Lowenthal may be deemed to be the indirect beneficial owner of the shares of Common Stock held by Purchaser. Holdings (through two intermediate wholly owned companies, E.A. Viner International Co. and Viner Finance Inc.) owns 100% of the capital stock of Fahnestock & Co. Inc., a New York corporation, which in turn owns 100% of the capital stock of Purchaser.

		The total amount paid for the 2,491,079 shares of Common Stock acquired pursuant to the Offer was approximately $37,366,185. According to the Schedule
14D-1/13D originally filed with the Securities and Exchange
Commission (the "SEC") by Holdings and certain of its affiliates on June 18, 1997, as amended (the "Schedule 14D-
1/13D"), the cash necessary to consummate the Offer was to be obtained from general corporate funds.

		In addition, according to the Schedule 14D-1/13D, it is the intention of Holdings that any shares of Common
Stock not acquired in the Offer will be acquired in a back-end merger of Purchaser into the Company (the "Merger") for an equivalent per share consideration of $15.00 net in cash. Following the consummation of the Merger, the Company will be an indirect wholly owned subsidiary of Holdings. An information statement relating to the Merger is expected to be mailed to record holders of the Common Stock in August
1997.

		Pursuant to the Tender Offer Agreement dated as of June 11, 1997, as amended, among Purchaser, the Company, DST and 1888, the Offer was conditioned on, among other things, that at the time shares of Common Stock are accepted for payment pursuant to the Offer, the entire Board of Directors of the Company will be composed of designees of Purchaser.
Pursuant to the Purchase Agreement, the closing of the purchase and sale of shares of Common Stock that were owned by 1888 and DST (which closing was effected through the Offer) was conditioned on, among other things, that at the time of the closing, the entire Board of Directors of the Company will be composed of designees of Purchase.

		Purchaser designated Albert G. Lowenthal
(Chairman, Chief Executive Officer and a director of Holdings), Elaine K. Roberts (President and a director of Holdings), A. Winn Oughtred (Secretary and a director of Holdings), Mark Shobe (President of the Company) and Edward Soule (Chairman of the Board and a director of the Company).
 On July 16, 1997, the Board of Directors of the Company elected Messrs. Lowenthal, Oughtred and Shobe and Ms. Roberts as directors. Each of the members of the existing Board of Directors of the Company, other than Mr. Soule who remains as a director, resigned. The elections and resignations were each effective immediately following the acceptance for payment of shares of Common Stock pursuant to the Offer.


ITEM 7.	Financial Statements and Exhibits.

		See the Exhibit Index following the signature page of this Current Report on Form 8-K, which is incorporated by reference herein.

                      	SIGNATURES

		Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


FIRST OF MICHIGAN CAPITAL CORPORATION
(Registrant)

By:/s/Mark Shobe
   Mark Shobe
   President

Date:	July 29, 1997


          	FIRST OF MICHIGAN CAPITAL CORPORATION
                    	EXHIBIT INDEX

	EXHIBIT NO.         DESCRIPTION                PAGE NO.
	2.1                 Securities Purchase        Incorporated by
                     Agreement dated as of      reference to Exhibit
                     June 11, 1997, between     (c) (1) to the
                     FMCC Acquisition Corp.     Company's Schedule
                     and 1888 Limited           14D-9 dated July 1,
                     Partnership and DST        1997 filed with the
                     Systems Inc.               SEC on July 1, 1997

*2.2                 Letter Agreement dated
                     July 15, 1997, between
                     Sellers and Purchaser,
                     receipt of which was
                     acknowledged by the
                     Escrow Agent and the
                     Depositary

*2.3                 Letter Agreement, dated
                     July 15, 1997, among
                     Sellers, Purchaser, the
                     Escrow Agent and the
                     Depositary

2.4                  Tender Offer Agreement     Incorporated by
                     dated as of June 11,       reference to Exhibit
                     1997, among First of       (c) (3) (i) to the
                     Michigan Capital           Company's Schedule
                     Corporation, DST Systems   14D-9 dated July 1,
                     Inc., 1888 Limited         1997 filed with the
                     Partnership and FMCC       SEC on July 1, 1997
                     Acquisition Corp.

2.5                  Letter Agreement dated     Incorporated by
                     June 17, 1997 among        reference to Exhibit
                     First of Michigan          (c) (3) (ii) to the
                     Capital Corporation, DST   Company's Schedule
                     Systems Inc., 1888         14D-9 dated July 1,
                     Limited Partnership and    1997 filed with the
                     FMCC Acquisition Corp.     SEC on July 1, 1997

 * Filed herewith.